Exhibit 2.1

DATED 14 November 2017

(1) JCA EVENTS LIMITED

(2) THE PERSONS LISTED IN SCHEDULE 1

(3) HEIDRICK & STRUGGLES (UK) LIMITED

(4) HEIDRICK & STRUGGLES INTERNATIONAL, INC.

MEMORANDUM OF CLARIFICATION

RELATING TO A SHARE PURCHASE AGREEMENT

MADE ON 4 AUGUST 2016

CONTENTS

Clause		Page
1	INTERPRETATION	3

2	CLARIFICATION	3

3	ACKNOWLEDGEMENTS	4

4	COUNTERPARTS	4

5	GOVERNING LAW AND JURISDICTION	4

SCHEDULE 1 – THE SELLERS		5

SCHEDULE 2 – THE REMUNERATION MODEL		6

SCHEDULE 3 - APPENDIX 1		8

THIS AGREEMENT is made on            2017

(1)	JCA Events Limited, a company registered in England and Wales with company number 08134909 and with its registered address at 7th Floor North Block, 55 Baker Street, London, W1U 8EW (the “JCA Seller”); and

(2)	The Persons whose names and addresses are set out in Schedule 1 (the “LLP Sellers” and each a “LLP Seller” and together with the JCA Seller, the “Sellers” and each a “Seller”);

(3)	Heidrick & Struggles (UK) Limited, a company registered in England and Wales with company number 06240880 and with its registered address at 40 Argyll Street, London, W1F 7EB (the “Buyer”); and

(4)	Heidrick & Struggles International, Inc., a company registered in Delaware, USA with its registered address at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, USA (the “Guarantor”).

INTRODUCTION:-

(A)	On 4 August 2016, the parties to this Agreement entered into a share purchase agreement for the sale and purchase of the entire issued share capital of JCA Group Limited and the entire partnership interest in JCA Partners LLP to the Buyer (the “SPA”).

(B)	The parties acknowledge that the SPA lacked clarity on the meaning of several key provisions relating to the calculation of the Aggregate JCA Revenue. The parties wish to record their mutual understanding of the meaning of the existing terms of the SPA and intend that this document shall have effect as a Deed.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement (which shall be deemed to include the Schedules to this Agreement):-

1.1.1	words and phrases defined in the SPA shall bear the same meanings unless otherwise defined; and

1.1.2	clause headings shall not affect interpretation.

2.	CLARIFICATION

2.1	The parties to this Agreement agree that :-

2.1.1	the “Remuneration Model” that was not initialled by the parties to the SPA and produced at exchange of the SPA, was in the form of Schedule 2 of this Agreement and is, accordingly, the “Remuneration Model” for the purposes of the SPA;

2.1.2	the definition of “Aggregate JCA Revenue” in the SPA had an erroneous cross-reference to clause 5 of the SPA which should have been, and is now a reference to clause 4 of the SPA;

2.1.3	clause 4.7 of the SPA, erroneously referred to “the difference between the actual fee the LLP Seller would ordinarily charge the client prior to the placement fee adjustment shall be added to the Target Earn Out Revenue” and the parties agree that this was a typographical error and should have, and now does, refer to “deducted from” instead of “added to”; and

2.1.4	clause 4.9 of the SPA, erroneously referred to the Buyer being required to “within 45 days after the end of the Earn Out Period prepare and deliver to the LLP Sellers’ Representative a statement of the Aggregate JCA Revenue…” and the parties agree that this was a typographical error and should have, and now does, refer to “85 days” instead of “45 days”.

3.	ACKNOWLEDGEMENTS

The Guarantor acknowledges that its obligations under Clause 27 of the SPA are unaffected by the provisions of this Agreement and accordingly shall remain as originally executed and in full force and effect.

4.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

5.	GOVERNING LAW AND JURISDICTION

5.1	This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with the laws of England and Wales.

5.2	The parties to this agreement irrevocably submit to the exclusive jurisdiction of the courts of England and Wales to hear any suit, action or proceedings, and to settle any dispute or claim arising out of or in connection with this Deed (including non-contractual obligations).

EXECUTED AS A DEED by the parties on the date which first appears in this deed.

SCHEDULE 1

THE SELLERS

(1) Name of the Seller	(2) Address
Jan Hall	INTENTIONALLY OMITTED

Emma Fallon	INTENTIONALLY OMITTED

Giles Allen	INTENTIONALLY OMITTED

Kate Bamford	INTENTIONALLY OMITTED

Helen Dingwall	INTENTIONALLY OMITTED

Fleur Evans	INTENTIONALLY OMITTED

Kate Rankine	INTENTIONALLY OMITTED

Sandrine Roseberg	INTENTIONALLY OMITTED

Andrew Woods	INTENTIONALLY OMITTED

SCHEDULE 2

THE REMUNERATION MODEL

Aggregate JCA Revenue calculation

1.	Subject to paragraphs 3 - 7 below, the Aggregate JCA Revenue shall be comprised of the aggregate total in GBP (excluding VAT, any VAT equivalent taxes) of all invoices which are:

1.1	raised by any Member of the Guarantor Group during the Earn Out Period and to the extent collected by any Member of the Guarantor Group during the Earn Out Period; or

1.2	raised by any Member of the Guarantor Group during the Earn Out Period or within 75 days of the end of the Earn Out Period (the “Collection Period”) and to the extent collected by any Member of the Guarantor Group during the Collection Period, and are attributable (directly or indirectly) to an assignment where either an LLP Seller or a JCA Employee is to any extent accredited in the FSOB system operated by the Buyer in the manner as set out in the columns headed “Cur Fee %” and “Cur SOB %” of Appendix 1 (or any equivalent system that is subsequently operated by the Buyer for the same purpose as the FSOB system) (the “FSOB System”) (i) for helping to win the assignment (Source of Business), or (ii) where no Source of Business is allocated, credited with helping to execute the assignment (Fee) (an “Applicable Invoice”).

2.	The LLP Seller’s Representative shall deliver to the Buyer a draft statement of the Aggregate JCA Revenue as at each of 31 December 2017, 30 March 2018 and 30 June 2018, on or before the date that is the 15th day after each such date.

FSOB System

3.	Where an LLP Seller or JCA Employee has not been accredited in the FSOB system in respect of an assignment which commenced before the end of the Earn Out Period in circumstances where the LLP Seller or JCA Employee has, in their reasonable opinion, evidence that such LLP Seller or JCA Employee should have been so accredited if the Buyer’s usual FSOB accreditation rules had been followed, then the LLP Seller or JCA Employee shall be deemed to have been so accredited for the purposes of paragraph 1.

4.	Where an accreditation involving an LLP Seller or a JCA Employee has been entered in the FSOB system (unless the Buyer has, in its reasonable opinion, evidence that such LLP Seller or JCA Employee was ultimately not involved in the selling or delivery of the work and did not have an established or prospective client relationship) any amendment to the percentage accreditation of such LLP Seller or JCA Employee’s involvement (which shall be made in accordance with the Buyer’s usual practice of FSOB allocation) shall not reduce the percentage accreditation of an LLP Seller or a JCA Employee to below 1%.

Emma Fallon

5.	The total in GBP (excluding VAT, any VAT equivalent taxes and any amount charged for direct or indirect expenses) of any invoice raised by any Member of the Guarantor Group during the Earn Out Period attributable (directly or indirectly) to an assignment where Emma Fallon is to any extent accredited in the FSOB system operated by the Buyer, for helping to win the assignment (Source of Business) or execute the assignment (Fee) (an “EF Invoice”) shall be doubled when calculating the Aggregate JCA Revenue.

Foreign Exchange

6.	All Applicable Invoices and EF Invoices issued in GBP shall be valued for the purposes of calculating the Aggregate JCA Revenue in the value in GBP on the date the Applicable Invoice or EF Invoice is raised.

7.	All Applicable Invoices and EF Invoices issued in any currency other than GBP shall be converted into GBP at the higher of (i) the exchange rate applicable to the month in which the Applicable Invoice or EF Invoice was raised and applied by the Buyer for its internal accounting purposes which shall be based on the prevailing exchange rate as sourced from money.net and; (ii) the applicable GBP foreign exchange rate as sourced from the Financial Times website on the date of the Applicable Invoice or EF Invoice or, if such date is not a Business Day, the next Business Day.

Guarantor Group

8.	“Guarantor Group” means the Guarantor and any other company (which, after Completion, includes each Group Entity) which at the relevant time is its subsidiary undertaking or holding company or a subsidiary undertaking of any such holding company; and “Member of the Guarantor Group” has a corresponding meaning.

APPENDIX 1

FSOB SYSTEM

INTENTIONALLY OMITTED

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Janice Elizabeth Hall
JCA EVENTS LIMITED, acting by Janice Elizabeth Hall, a director, in the presence of:-

Signature of		/s/ Alexandra Venn

witness:		Alexandra Venn

Name of witness:		Intentionally omitted

Address:

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Janice Elizabeth Hall
JANICE ELIZABETH HALL in the presence of:-

Signature of		/s/ Alexandra Venn

witness:		Alexandra Venn

Name of witness:		Intentionally Omitted

Address:

Occupation:		Executive Assistant

) ) ) )
EXECUTED (but not delivered until the date hereof) AS A DEED by		/s/ Emma Jane Fallon
EMMA JANE FALLON in the presence of:-

Signature of		/s/ A. Howgego

witness:		A. Howgego

Name of witness:		Intentionally Omitted

Address:

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) )	/s/ Giles Allen
GILES ALLEN in the presence of:-)

Signature of		/s/ Rebecca Faye Empey

witness:		Rebecca Faye Empey

Name of witness:		Intentionally Omitted

Address:

Occupation:		Finance & Ops Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) )	/s/ Kate Bamford
KATE BAMFORD in the presence of:-)

Signature of		/s/ Andrew Woods

witness:		Andrew Woods

Name of witness:		Intentionally Omitted

Address:

Occupation:		Finance Director

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) )	/s/ Helen Sarah Dingwall
HELEN SARAH DINGWALL in the presence of:-)

Signature of		/s/ Julia Manders

witness:		Julia Manders

Name of witness:		Intentionally Omitted

Address:

Occupation:		Personal Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Fleur Imogen Evans
FLEUR IMOGEN EVANS in the presence of:-

Signature of		/s/ Joanne Henderson

witness:		Joanne Henderson

Name of witness:		Intentionally Omitted

Address:

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Kate Sybil Rankine
KATE SYBIL RANKINE in the presence of:-

Signature of		/s/ Joanne Henderson

witness:		Joanne Henderson

Name of witness:		Intentionally omitted

Address:

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Sandrine Marie Jeanne Roseberg
SANDRINE MARIE JEANNE ROSEBERG in the presence of:-

Signature of		/s/ Jane Conroy

witness:		Jane Conroy

Name of witness:		Intentionally Omitted

Address:

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by	) ) ) )	/s/ Andrew Nicholas Woods
ANDREW NICHOLAS WOODS in the presence of:-

Signature of		/s/ Marian Lowe

witness:		Marian Lowe

Name of witness:		Intentionally Omitted

Address:

Occupation:		Events Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by HEIDRICK & STRUGGLES (UK) LIMITED, acting by	) ) )	/s/ Stephen W. Beard
STEPHEN BEARD, a director, in the presence of:-)

Signature of witness:		/s/ Kristin Murphy

Name of witness:		Kristin Murphy

Address:		233 S.

Wacker Drive, Suite

4900; Chicago, IL

60606

Occupation:		Executive Assistant

EXECUTED (but not delivered until the date hereof) AS A DEED by HEIDRICK & STRUGGLES INTERNATIONAL, INC., acting by STEPHEN BEARD, an officer, in the presence of:-	) ) ) )	/s/ Stephen W. Beard

Signature of witness:		/s/ Kristin Murphy

Name of witness:		Kristin Murphy

Address:		233 S.

Wacker Drive, Suite

4900, Chicago, IL

60606

Occupation:		Executive Assistant